DATE:    7/23/01

TO:      All Media

FROM:    Standard Management
         10689 N. Pennsylvania Avenue
         Indianapolis, IN  46280

CONTACT: Gerald R. Hochgesang
         Investor Relations
         Phone: 317-574-5221

SUBJECT: Standard Management Reports Second Quarter 2001 Results

                            OPERATING EPS CLIMBS 25%

(Indianapolis, IN) Standard Management ("SMAN" or the "Company"; Nasdaq: SMAN, www.SMANcorp.com) posted a 25% increase in diluted operating earnings per share for the second quarter of 2001.

HIGHLIGHTS

         - Operating earnings up 25% to $2.1 million, or $.25 per diluted share

         - Net income increased 77% to $1.9 million, or $0.23 per diluted share

         -        Domestic sales increased 43%, to a record $72.8 million

CHAIRMAN'S COMMENTS

SMAN Chairman Ronald D. Hunter stated, "I am pleased with our continued progress toward building a strong operational earnings base, the key to improving our operating return on shareholders' equity, which now exceeds 11%, up from 8.2% for the prior year. We also made significant progress toward another long-term goal by increasing fee-based income to 54% of operating earnings."

OPERATING EARNINGS

         - Diluted operating earnings per share were $.25 for the second quarter of 2001 compared to 2000's same period results of $.20 per share, an increase of 25%.

         - Domestic operating earnings for the quarter increased to $1.5 million, or $.18 per diluted share, from $1.1 million, or $.14 per diluted share, for the same period in 2000, an increase of 29% per diluted share. Current quarter results were positively impacted by favorable mortality of $.02 per diluted share and improved persistency of $.02 per diluted share.

         - International operating earnings for the quarter rose to $593,000, or $.07 per diluted share, from $463,000, or $.06 per diluted share, for the same period in 2000, an increase of 17% per diluted share.

         - For the six months ended June 30, 2001, the Company reported operating earnings of $4.1 million, or $.49 per diluted share, a 23% increase over 2000's six-month results of $3.2 million, or $.40 per diluted share.

NET INCOME

         - For the quarter ended June 30, 2001, the Company reported net income of $1.9 million, or $.23 per diluted share, an increase of 77% from $.13 per diluted share for the second quarter of 2000. Current quarter results included realized investment losses of $161,000 or $.02 per diluted share compared to realized investment losses of $515,000 or $.07 per diluted share for the prior year period.

         - For the six month period ended June 30, 2001, the Company reported net income of $3.9 million, or $.47 per diluted share compared to $2.4 million, or $.30 per diluted share for the same period in 2000. Net income for the six month period ended June 30, 2001 included realized investment losses of $147,000 or $.02 per diluted share compared to realized investment losses of $778,000 or $.10 per diluted share for the comparable prior year period.

PREMIUM DEPOSITS

         - For the quarter, premiums collected were $98.0 million for 2001, compared to 2000's second quarter results of $116.3 million, a decrease of 16%. Domestic results for the second quarter of 2001 were a record $72.8 million compared to 2000's second quarter results of $51.1 million, an increase of 43%. Domestic results have been positively impacted by an overall shift in the individual annuity market to fixed products away from equity products. New immediate annuity products developed in mid-year 2000 resulted in sales of $19.7 million for the second quarter of 2001, compared to $3.7 million for the comparable prior year period. International operations reported premiums collected of $25.2 million for the second quarter of 2001 compared to $65.3 million for the same period of 2000. International premium deposits were negatively impacted by the volatile worldwide equity markets.

         - For the six months ended June 30, 2001, total premiums collected were $190.6 million compared to 2000's results of $184.1 million. Domestic sales increased from $91.9 million in 2000 to $136.7 million in 2001, an increase of 49%, while international sales for the first six months decreased from $92.2 million for 2000 to $53.8 million for 2001.

Domestic premium deposits represent premium deposits collected from interest-sensitive annuities and other financial products. International premium deposits represent premium deposits on unit-linked contracts which generate fee-based income. These deposits are not reported as revenue under generally accepted accounting principles.

ASSETS

         - The Company reported total assets of $1.50 billion, compared to December 31, 2000 results of $1.47 billion. Domestic assets grew $95 million for the first six months of 2001 while international assets declined $69 million for the same period. International assets were negatively impacted by the declining worldwide equity values.

SHAREHOLDERS' EQUITY/BOOK VALUE

         - Shareholders' equity as traditionally reported (which does not include unrealized investment gains and losses) was $77.4 million at June 30, 2001, compared to $72.5 million at December 31, 2000. Diluted book value per share, as traditionally reported, was $9.63 per share at June 30, 2001, compared to $9.51 at December 31, 2000.

         - Shareholders' equity as reported in the consolidated balance sheet was $69.9 million at June 30, 2001 compared to $62.9 at December 31, 2000. Diluted book value per share was reported as $8.77 at June 30, 2001 compared to $8.35 at December 31, 2000.

SMC is an international financial services holding company headquartered in Indianapolis, IN. The Company operates insurance companies in the U.S., as well as companies in Luxembourg and Bermuda. Information about the company can be obtained by calling the Investor Relations Department at 317-574-5221 or via the Internet at http://www.SMANcorp.com.

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 37A of the Securities Exchange Act of 1934, including statements regarding the company's hopes, beliefs, intentions, or strategies regarding the future. Forward-looking statements include expectation of growth rates, new business, and acquisitions.

                 STANDARD MANAGEMENT CORPORATION (NASDAQ: SMAN)
           (Unaudited, dollars in thousands, except per share amounts)
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                                                                Three Months Ended                         Year to Date
                                                                      June 30                                 June 30
                                                         --------------------------------        --------------------------------
                                                             2001                2000                2001                2000
                                                         ------------        ------------        ------------        ------------
RESULTS OF OPERATIONS

     Premium deposits(1):
        Domestic                                         $     72,824        $     51,072        $    136,733        $     91,855
        International                                          25,171              65,267              53,841              92,233
                                                         ------------        ------------        ------------        ------------
                     Total                               $     97,995        $    116,339        $    190,574        $    184,088
                                                         ============        ============        ============        ============

     Revenues                                            $     22,542        $     17,617        $     41,614        $     36,818
                                                         ============        ============        ============        ============

     Operating income:
        Domestic                                         $      1,502        $      1,060        $      3,020        $      2,243
        International                                             593                 463               1,062                 908
                                                         ------------        ------------        ------------        ------------
                     Total operating income                     2,095               1,523               4,082               3,151

     Net realized investment gains (losses)                      (161)               (515)               (147)               (778)
                                                         ------------        ------------        ------------        ------------

              Net Income                                        1,934               1,008               3,935               2,373

     Preferred stock dividends                                   (127)               (127)               (253)               (253)
                                                         ------------        ------------        ------------        ------------
     Earnings available to common shareholders           $      1,807        $        881        $      3,682        $      2,120
                                                         ============        ============        ============        ============

PER SHARE DATA (DILUTED)

     Operating income:
        Domestic                                         $       0.18        $       0.14        $       0.36        $       0.28
        International                                            0.07                0.06                0.13                0.12
                                                         ------------        ------------        ------------        ------------
                     Total operating income                      0.25                0.20                0.49                0.40

     Net realized investment gains (losses)                     (0.02)              (0.07)              (0.02)              (0.10)
                                                         ------------        ------------        ------------        ------------

              NET INCOME                                         0.23                0.13                0.47                0.30

     Preferred stock dividends                                   0.00               (0.02)               0.00               (0.03)
                                                         ------------        ------------        ------------        ------------
     Earnings available to common shareholders           $       0.23        $       0.11        $       0.47        $       0.27
                                                         ============        ============        ============        ============

     Weighted average shares outstanding                    7,545,156           7,785,156           7,545,156           7,785,156
     Weighted average shares outstanding (Diluted)          8,532,946           7,787,088           8,444,487           7,798,303

                                                           June 30           December 31
BALANCE SHEET                                                2001               2000
                                                         ------------       ------------
                                                          (Audited)
     Total assets                                        $  1,495,692       $  1,470,457
     Debt                                                      28,300             31,500
     Redeemable preferred stock                                 6,530              6,530
     Shareholders' equity:
        Excluding unrealized loss on securities                77,418             72,542
        As reported                                            69,946             62,899
     Book value per share (Diluted)(2):
        Excluding unrealized loss on securities          $       9.63       $       9.51
        As reported                                              8.77               8.35

(1) Domestic sales represent premium deposits collected from interest-sensitive annuities and other financial products. International sales represent premium deposits on unit-linked contracts which generate fee-based income. These deposits are not reported as revenue under generally accepted accounting principles.

(2) Considers conversion of options, warrants and preferred stock using the treasury stock method and stock price as of respective balance sheet date.